EXHIBIT 4.5

                                                                  CONFORMED COPY



                                 AMENDMENT NO. 2

            AMENDMENT NO. 2 dated as of August 26, 1998 among SMITHFIELD FOODS, INC., a corporation duly organized and validly existing under the laws of the State of Virginia (the "Borrower"); the SUBSIDIARY GUARANTORS party hereto (the "Subsidiary Guarantors"); the LENDERS party hereto (the "Lenders"); and THE CHASE MANHATTAN BANK, as agent for the Lenders (in such capacity, the "Administrative Agent").

            The parties hereto are parties to a Credit Agreement dated as of July 15, 1997 (as amended to and in effect on the date hereof, the "Credit Agreement"). Capitalized terms used but not otherwise defined herein have the meanings given them in the Credit Agreement. The parties wish to amend certain definitions and financial covenants in the Credit Agreement.

            Section 1. Amendments. Subject to the execution and delivery hereof by the Borrower, the Subsidiary Guarantors, the Required Lenders and the Administrative Agent, but effective as of May 3, 1998, the Credit Agreement is hereby amended as follows:

            A. General. All references in the Credit Agreement to the Credit Agreement (including indirect references) shall be deemed to be references to the Credit Agreement as amended hereby.

            B. New Definitions. Section 1.01 of the Credit Agreement shall be amended by adding the following new definitions in the appropriate alphabetical locations:

            "Consolidated EBIT" means, for any period, an amount equal to (a) the sum for such period of (i) Consolidated Net Income, (ii) to the extent subtracted in determining such Consolidated Net Income, provisions for (x) taxes based on income and (y) Consolidated Interest Expense minus (b) any items of gain (or plus any items of loss) which were included in determining such Consolidated Net Income and were not realized in the ordinary course of business.

            "Current Inventory" means, as at any date with respect to any Person, all Inventory (i) that is owned by (and in the possession or under the control of) such Person as at such date, (ii) that is not subject to any Lien, (iii) that meets all standards imposed by any governmental agency or department or division thereof having regulatory authority over such inventory, its use or sale, (iv) for which such Person has made full and final payment and (v) that is currently usable in the manufacturing process or saleable in the normal course of such Person's business without any notice to, or consent of, any governmental agency or department or division thereof (excluding however, except to the extent that the Required Lenders otherwise agree with respect to any specific customer or third-party processor, any such Inventory that has been shipped to a customer of such Person, including third-party processors, even if on a consignment or "sale or return" basis, and excluding repair and replacement parts for machinery and equipment). Notwithstanding anything in clause (v) of the foregoing sentence to the contrary (but subject to clauses (i) through (iv) of the foregoing sentence), Current Inventory shall include but not be limited to all barrows, gilts, boars, sows, feeder pigs, suckling pigs, nursery pigs and commercial sows and boars, multiplier hogs, nucleus hogs and other hogs (collectively, "Hogs") at the time of determination owned and being raised at facilities owned by such Person or at facilities subject to an exclusive contract with such Person (i.e., the operator of such facility has no similar contract with any other Person) for the feeding and raising of Hogs.

            "Current Receivables" means, as at any date with respect to any Person, the aggregate amount of all accounts (as defined in the Uniform Commercial Code) of such Person arising from the sale by such Person of Inventory in the ordinary course of its business and which accounts are not subject to any Lien, other than the following accounts (determined without duplication):

                  (a) any account not payable in a currency freely convertible into Dollars,

                  (b) any account that is not paid within 60 days after the date of the invoice for the related inventory,

                  (c) any account owing from a subsidiary or Affiliate of such
            Person,

                  (d) any account owing from an account debtor that is insolvent or the subject of a bankruptcy case,

                  (e) any account that is more than 28 days past due,

                  (f) all accounts of any account debtor if more than 20% of the aggregate amount of the accounts owing from such account debtor are more than 28 days past due,

                  (g) all accounts owing from any account debtor if the accounts owing from such account debtor and its Affiliates at the time exceed 10% of all accounts then payable to the Obligors,

                  (h) any account as to which there is any unresolved dispute with the respective account debtor (but only to the extent of the amount thereof in dispute),

                  (i) any account representing an obligation for goods sold on consignment, approval or a sale-or-return basis or subject to any other repurchase, return or offset arrangement,

                  (j) any amount as to which there is an offsetting liability from the Borrower, any Subsidiary or any Affiliate of the Borrower (but only to the extent of the amount of such offsetting liability), and

                  (k) all amounts reserved by any Subsidiary or Affiliate of the
            Borrower related to advertising and promotional programs for the respective account debtor (excluding general promotional reserves that are not reserved on a specific account basis).

            C. Amended Definitions. The definition of "Consolidated Fixed Charges" in Section 1.01 of the Credit Agreement shall be deleted, and Section
1.01 of the Credit Agreement shall be amended by amending the following definitions to read in their entirety as follows:

            "Aggregate Consideration" means, in connection with any Acquisition, an amount equal to (a) the aggregate consideration, in whatever form (including, without limitation, cash payments, the principal amount of promissory notes given by the Borrower or any Subsidiary Guarantor and Indebtedness assumed by the Borrower or any Subsidiary Guarantor in connection with such Acquisition or Indebtedness for which the Borrower or any Subsidiary Guarantor becomes liable, as maker, guarantor or otherwise, in connection with such Acquisition, the aggregate amount payable to acquire, extend and exercise any option, the aggregate amount payable under non-competition agreements and management agreements, and the fair market value of other property delivered, but excluding consideration in the form of common stock of the Borrower) paid, delivered or assumed by the Borrower and its Subsidiaries for such Acquisition minus (b) the sum of (i) the amount, if any, of any increase in the Consolidated Borrowing Base resulting from such Acquisition on the date of the Consummation thereof and (ii) to the extent not included in the foregoing clause (i), an amount equal to 75% of the aggregate amount of Current Inventory and Current Receivables acquired by the Borrower and its Subsidiaries in connection with such Acquisition.

            "Capital Expenditures" means, with respect to any Person, for any period, all expenditures made and liabilities incurred during such period for the acquisition of assets (including any replacement in the ordinary course of business without reduction for sales, retirements or replacements) which are not, in accordance with GAAP, treated as expense items for such Person in the year made or incurred or as a prepaid expense applicable to a future year or years, and shall include all Capital Lease Obligations, but shall not include expenditures made or liabilities incurred during such period for Acquisitions or (except as provided in the last sentence of this definition) Investments. The amount of Capital Expenditures in any period shall be calculated without duplication in accordance with GAAP. Notwithstanding the foregoing, with respect to the acquisition of replacement sows by the Borrower or any of its Subsidiaries in the ordinary course of business, the amount included in Capital Expenditures shall be the acquisition cost of such sows, reduced by the proceeds received by the Borrower or any of its Subsidiaries from the sale of the replaced sows. For purposes of Section 6.12(f) hereof, "Capital Expenditures" shall also include expenditures for Investments of the type specified in sections (e) and (f) of the definition of Permitted Investments.

            "Permitted Investments" means:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                  (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

                  (c) investments in certificates of deposit, banker's
            acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

                  (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

                  (e) subject to the limitations of Section 6.12(f), the common stock of the Borrower; and

                  (f) subject to the limitations of Section 6.12(f), capital stock of corporations in similar or related businesses to that of the Borrower and listed on the New York Stock Exchange, NASDAQ, and the American Stock Exchange.

            D. Additional Representation. Article III of the Credit Agreement shall be amended by adding new Section 3.16, to read as follows:

            SECTION 3.16 Year 2000. Any reprogramming required to permit the proper functioning, prior to, in and following the year 2000, of (i) the Borrower's computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which the Borrower's systems interface) and the testing of all such systems and equipment, as so reprogrammed, will be completed by September 30, 1999, such that any effect of the year 2000 will not be a Material Adverse Effect. The cost to the Borrower of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Borrower (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in a Default or a Material Adverse Effect.

            E. Amended Covenant. Section 6.12(e) of the Credit Agreement shall be amended to read in its entirety as follows:

            (e) The Borrower will not permit the ratio of Consolidated EBIT to Consolidated Interest Expense for any period of four consecutive fiscal quarters of the Borrower to be less than 2.5 to 1.

            F. Additional Reporting Covenant. Section 5.01 of the Credit Agreement shall be amended by deleting "and" from the end of subsection (g) thereof, replacing the period at the end of subsection (h) thereof with "; and" and adding a new clause, to read as follows:

            (i) on or prior to each September 1 and April 1 beginning on or prior to September 1, 1998, a written report, in form and substance reasonably acceptable to the Administrative Agent and the Lenders, describing the status of the Borrower's compliance with Section 6.14.

            G. Amended Reporting Covenant. Section 5.01(g) of the Credit Agreement shall be amended to read in its entirety as follows:

            (g) as soon as available after the end of each fiscal year of the Borrower, a report (prepared at the expense of the Borrower) of an independent collateral auditor (which may be, or be affiliated with, one of the Lenders) approved by the Administrative Agent with respect to the Receivables and Inventory components included in the Consolidated Borrowing Base which report shall indicate that, based upon a review by such auditors of the Receivables (including, without limitation, verification with respect to the amount, aging, identity and credit of the respective account debtors and the billing practices of the Borrower and its Subsidiaries) and Inventory (including, without limitation, verification as to the value, location and respective types), the information set forth in the Borrowing Base Certificate then most recently received by the Administrative Agent hereunder is accurate and complete in all material respects;

            H. Additional Negative Covenant. Article VI of the Credit Agreement shall be amended by adding new Section 6.14, to read as follows:

            6.14 Year 2000 Compliance. The Borrower will assure that (a) any reprogramming required to permit the property functioning, prior to, in and following the year 2000, of (i) the Borrower's computer systems and
      (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which the Borrower's systems interface) and the testing of all such systems and equipment, as so reprogrammed, will be completed by September 30, 1999, such that any effect of the year 2000 will not be a Material Adverse Effect.


            Section 2. Representations and Warranties. The Borrower hereby represents and warrants to the Lenders and the Administrative Agent that the representations and warranties set forth in Article III of the Credit Agreement (as amended by this Amendment No. 2) are on the date hereof true and complete as if made on and as of such date and as if each reference in such representations and warranties to the Credit Agreement included reference to such agreement as amended by this Amendment No. 2.

            Section 3. Miscellaneous. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 2 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 2 by signing any such counterpart and sending the same by telecopier, mail messenger or courier to the Administrative Agent or counsel to the Administrative Agent. This Amendment No. 2 shall be governed by, and construed in accordance with, the law of the State of New York.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed as of the day and year first above written.

                                    SMITHFIELD FOODS, INC.

                                    By /s/Aaron D. Trub
                                    -----------------------------
                                         Name: Aaron D. Trub
                                         Title: Vice President
                                               Chief Financial Officer
                                               Secretary

                                    THE SMITHFIELD PACKING COMPANY,
                                    INCORPORATED

                                    By/s/Aaron D. Trub
                                    ------------------------------
                                        Name: Aaron D. Trub
                                        Title: Secretary and Treasurer

                                    GWALTNEY OF SMITHFIELD, LTD.

                                    By/s/Aaron D. Trub
                                    ------------------------------
                                        Name: Aaron D. Trub
                                        Title: Secretary and Treasurer

                                    PATRICK CUDAHY INCORPORATED

                                     By/s/Aaron D. Trub
                                     ------------------------------
                                         Name: Aaron D. Trub
                                         Title: Secretary and Treasurer

                                    JOHN MORRELL & CO.

                                    By/s/Aaron D. Trub
                                    -------------------------------
                                        Name: Aaron D. Trub
                                        Title: Secretary and Treasurer

                                    LYKES MEAT GROUP, INC.

                                    By/s/Aaron D. Trub
                                    ------------------------------
                                        Name: Aaron D. Trub
                                        Title: Secretary and Treasurer

                                    BROWN'S OF CAROLINA, INC.

                                     By/s/Aaron D. Trub
                                     -----------------------------
                                         Name: Aaron D. Trub
                                         Title: Secretary and Treasurer

                                    HANCOCK'S OLD FASHIONED COUNTRY
                                      HAMS, INC.

                                    By/s/Aaron D. Trub
                                    ------------------------------
                                        Name: Aaron D. Trub
                                        Title: Secretary and Treasurer


                                    VALLEYDALE FOODS, INC.

                                    By/s/Aaron D. Trub
                                    ------------------------------
                                        Name: Aaron D. Trub
                                        Title: Secretary and Treasurer

                                    COPAZ PACKING CORPORATION

                                    By/s/Aaron D. Trub
                                    ------------------------------
                                        Name: Aaron D. Trub
                                        Title: Secretary and Treasurer

                                    SUNNYLAND, INC.

                                    By/s/Aaron D. Trub
                                    ------------------------------
                                        Name: Aaron D. Trub
                                        Title: Secretary and Treasurer

                                    SMITHFIELD PACKING-LANDOVER, INC.

                                    By/s/Aaron D. Trub
                                    ------------------------------
                                        Name: Aaron D. Trub
                                        Title: Secretary and Treasurer

                                    THE CHASE MANHATTAN BANK,
                                      individually and as
                                      Administrative Agent

                                    By/s/Gary L. Spevak
                                    ------------------------------
                                        Name: Gary L. Spevak
                                        Title: Vice President


                                    COOPERATIEVE CENTRALE RAIFFEISEN -
                                    BOERENLEENBANK B.A. "RABOBANK
                                    NEDERLAND", NEW YORK BRANCH

                                    By/s/Dana W. Hemenway
                                    -----------------------------
                                        Name: Dana W. Hemenway
                                        Title: Vice President

                                    By/s/W. Pieter C. Kodde
                                    -----------------------------
                                        Name: W. Pieter C. Kodde
                                        Title: Vice President


                                    AGRIBANK, FCB

                                    By/s/J. Hathaway
                                    -----------------------------
                                        Name: J. Hathaway
                                        Title: Director


                                    CREDIT AGRICOLE INDOSUEZ

                                    By/s/David Bouhl
                                    -----------------------------
                                        Name: David Bouhl
                                        Title: First Vice President

                                    By/s/W. Leroy Startz
                                    -----------------------------
                                        Name: W. Leroy Startz
                                        Title: First Vice President


                                    DG BANK, DEUTSCHE
                                     GENOSSENSCHAFTSBANK,
                                     CAYMAN ISLANDS BRANCH

                                    By/s/Kurt A. Morris
                                    -----------------------------
                                        Name: Kurt A. Morris
                                        Title: Vice President

                                    By/s/Bobby Ryan Oliver, Jr.
                                    -----------------------------
                                        Name: Bobby Ryan Oliver, Jr.
                                        Title: Vice President

                                    NATIONSBANK, N.A.

                                    By/s/Barry P. Sullivan
                                    -----------------------------
                                    Name: Barry P. Sullivan
                                        Title: Vice President

                                    U.S. Bancorp Ag Credit, Inc.
                                    (f/k/a FBS AG CREDIT, INC.)

                                    By/s/Stephan A. McWilliams
                                    -----------------------------
                                        Name: Stephan A. McWilliams
                                        Title: Vice President


                                    SUNTRUST BANK, ATLANTA

                                    By/s/Robert V. Honeycutt
                                    -----------------------------
                                        Name: Robert V. Honeycutt
                                        Title: Vice President

                                    By/s/Gregory L. Cannon
                                    -----------------------------
                                        Name: Gregory L. Cannon
                                        Title: Vice President


                                    THE BANK OF TOKYO-MITSUBISHI, LTD.

                                       By
                                      Name:
                                     Title:

                                    DRESDNER BANK AG

                                    By/s/Thomas A. Esposito
                                    ------------------------------
        `                               Name: Thomas A. Esposito
                                        Title: Assistant Treasurer

                                    By/s/A.R. Morris
                                    ------------------------------
                                        Name: A. Richard Morris
                                        Title: First Vice President

                                    FARM CREDIT SERVICES OF THE MIDLANDS, PCA

                                    By/s/James R. Knuth
                                    ------------------------------
                                        Name: James R. Knuth
                                        Title: Vice President

                                    HARRIS TRUST AND SAVINGS BANK


                                    By/s/Greg Hennenfent
                                    ------------------------------
                                        Name: Greg Hennenfent
                                        Title: Vice President

                                    SANWA BANK LIMITED

                                    By/s/Dominic J. Sorresso
                                    ------------------------------
                                        Name: Dominic J. Sorresso
                                        Title: Vice President


                                    THE SUMITOMO BANK, LIMITED,
                                      NEW YORK BRANCH

                                    By/s/Suresh S. Tata
                                    ------------------------------
                                        Name: Suresh S. Tata
                                        Title: Senior Vice President